UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 5, 2013
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On recommendation by the Nominating and Corporate Governance Committee of the Board of Directors of Blue Nile, Inc. (the “Company”), Scott Howe was appointed to the Board of Directors effective January 1, 2014. On January 1, 2014, the size of the Board of Directors will be increased to nine directors. Mr. Howe will be appointed as a Class I director and will stand for election by a vote of stockholders at the Company's 2014 annual meeting of stockholders. Mr. Howe has not been assigned to a committee of the Board of Directors.

Mr. Howe, age 45, has served as the Chief Executive Officer, President, and Director of Acxiom Corporation, an enterprise data, analytics, and software-as-a-service company, since 2011. From 2007 to 2010, he served as the Corporate Vice President of Microsoft Advertising Business at Microsoft Corporation, a provider of software, services and solutions. In 2010, he also co-founded and served as interim Chief Executive Officer and President of King of the Web, Inc., a portfolio of online game shows. From 1999 to 2007, Mr. Howe served as an executive and later as a corporate officer at aQuantive, Inc., a digital marketing services company. Prior to aQuantive, Inc., Mr. Howe was with The Boston Consulting Group and Kidder, Peabody & Company, Inc. He holds a B.A. in Economics from Princeton University and he holds an MBA from Harvard University.

Mr. Howe will receive the same compensation as the Company’s other non-employee directors. This compensation consists of:

▪	an annual retainer of $40,000 cash compensation, which the director may elect to receive in stock in lieu of cash;
▪	$3,000 for serving on any committee of the Board of Directors;
▪	an initial grant of restricted stock units with a value of $100,000; and
▪	an annual equity grant with a value of $63,000, which directors may elect to receive in stock options or restricted stock units.

All equity grants are issued pursuant to the Company’s 2013 Equity Incentive Plan (“EIP”), applicable award agreement, and the Company’s Compensation Program for Non-Employee Directors (“NED Program”). The vesting of the equity awards granted to non-employee directors under the NED Program will become fully vested as of the earlier to occur of: (x) the date of the Non-Employee Director’s termination of service due to death or Disability (as defined in the EIP) and (y) immediately prior to a Change in Control (as defined in the EIP), subject to continued service as of such time. The unvested portions of any equity are forfeited upon any other termination.

The Company will also enter into its standard form indemnification agreement with Mr. Howe.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

Dated: November 7, 2013	By:	/s/ Lauren Neiswender
Lauren Neiswender
General Counsel and Corporate Secretary